Exhibit 99(a)(1)

                                      GMAC
                               Commercial Mortgage

LaSalle National Bank                                             Ann W. Cassidy
ABS Group                                                  Senior Vice President
135 South LaSalle Street, Suite 1740
Chicago, IL 60674

                 MORTGAGE CAPITAL FUNDING, INC. SERIES 1996-MC2

                             OFFICER' S CERTIFICATE

                           ANNUAL COMPLIANCE STATEMENT

                           for the Year Ended 12/31/96

Pursuant to the requirements of Section 3.13 of that certain Pooling and Servicing Agreement (PSA) governing the referenced Trust, it is hereby certified that (i) the undersigned has completed a review of the activities and performance of GMAC Commercial Mortgage Corporation (GMACCM), as Master Servicer and Special Servicer, related to its obligations under the PSA for the current calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review GMACCM as Master Servicer and Special Servicer has in all material respects fulfilled all of its obligations under the PSA throughout such calendar year; and (iii) GMACCM as Master Servicer and Special Servicer has received no notice regarding qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency.

/s/ Ann W. Cassidy              3/10/97
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Ann W. Cassidy, Sr. Vice President/Date

/s/ Gary Severyn                3/11/97
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Gary Severyn, Vice President      /Date


cc:  Sponsor:  Mortgage Capital Funding, Inc.        Mr. Stephen E. Dietz, Esq.
               Mortgage Finance                      Associate General Counsel
               399 Park Avenue, 3rd Floor                   Citibank, N.A.
               New York, NY 10043                           425 Park Avenue
                                                            New York, NY 10043

100 South Wacker Drive o Suite 400 o Chicago, IL 60606 o 312-845-8580 o Fax 312-845-8617